EXHIBIT 99.1

First Financial Bancorp to Acquire Liberty Savings Bank’s
Ohio-Based Retail Branch Locations

Cincinnati, Ohio – June 3, 2011 – First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced that its wholly-owned subsidiary, First Financial Bank, has signed a purchase and assumption agreement to acquire all 16 of the retail banking branches of Liberty Savings Bank, FSB (“Liberty”) located in Ohio.  The deposits associated with these branches totaled approximately $346.2 million as of March 31, 2011.  Additionally, First Financial agreed to purchase a diversified portfolio of approximately $143.3 million of in-market performing loans as part of this transaction.

Claude Davis, President and Chief Executive Officer commented, “This transaction allows us to accelerate our planned growth in the greater Dayton area, one of our key strategic markets, and provides a solid entry point for the Wilmington market where Liberty is well established.  The acquisition of this branch network and accompanying loan portfolio provides immediate scale and operating profitability in these markets that would otherwise take several years to accomplish on a de novo basis.

“Liberty has built a strong deposit franchise in its core Ohio markets and employs a client-centric business model similar to ours.  As a result, we are assuming a low-cost, transaction and savings account-oriented deposit base that resembles our existing portfolio and we anticipate a seamless transition as we welcome Liberty’s customers to First Financial.  We expect to leverage the First Financial brand and breadth of product offerings to provide a wide range of services to the Liberty client base and drive strong growth in these markets where our presence will be greatly enhanced.”

Under the terms of the purchase and assumption agreement, First Financial will pay a 6.41% net premium on deposits, or $22.2 million based on the deposit balance mentioned above.  The assumed deposits consist of approximately 59% transaction and savings accounts, 30% retail time deposits and 11% jumbo time deposits, and had a cost of funds of approximately 72 basis points for the month of March 2011.  The loans to be purchased consist entirely of in-market, performing loans that were selected after an extensive credit review.  The acquired loan portfolio composition includes approximately 38% residential mortgages, 37% commercial real estate and multifamily loans and 20% home equity loans and has a weighted average coupon of approximately 5.61%.

First Financial expects the transaction to be accretive to 2012 diluted earnings per share and estimates that it will be approximately 4.2% dilutive to tangible book value per share upon closing.  However, as a result of the strong projected future earnings contribution from the acquired operations, the Company expects to recapture tangible book value dilution within approximately three-and-a-half years.

Subsequent to the transaction, the Company estimates that its pro forma tangible common equity ratio will be approximately 9.48% and total capital ratio will be 19.33%, down from 10.40% and 20.86%, respectively, as of March 31, 2011.  The March 31, 2011 total capital ratio amount has been adjusted to exclude the trust preferred securities that will be redeemed early.

The transaction is expected to close during the third quarter 2011 and is subject to regulatory approval and other customary closing conditions.

Raymond James & Associates, Inc. served as financial advisor to First Financial on this transaction.

Teleconference / Webcast Information
First Financial’s senior management will host a conference call to discuss this transaction on Friday, June 3, 2011 at 9:30 a.m.  Members of the public who would like to listen to the conference call should dial (866) 843-0890 (U.S. toll free) or +1 (412) 317-9250 (International); passcode 2217736.  The number should be dialed five to ten minutes prior to the start of the conference call.  The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com.  A replay of the conference call will be available beginning one hour after the completion of the live call through June 20, 2011 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 451469.  The webcast will be archived on the Investor Relations section of the Company’s website through June 3, 2012.

Press Release and Additional Information on Website
This press release as well as an investor presentation related to this transaction is available to the public through the Investor Relations section of First Financial’s website at www.bankatfirst.com/investor.

Forward-Looking Statements
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’).  In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements.  Words such as ‘‘believes’’, ‘‘anticipates’’, “likely”, “expected”, ‘‘intends’’, and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risks and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management’s ability to effectively execute its business plan;
▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;
▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	inflation and possible changes in interest rates;
▪	our ability to keep up with technological changes;
▪	our ability to comply with the terms of loss sharing agreements with the FDIC;
▪	mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected;
▪	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company;
▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;
▪	adverse changes in the securities and debt markets;
▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company.  As of March 31, 2011, the Company had $6.3 billion in assets, $4.1 billion in loans, $5.2 billion in deposits and $708 million in shareholders’ equity.  The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management.  The commercial and retail units provide traditional banking services to business and consumer clients.  First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of March 31, 2011.  The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 102 banking centers.  Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts	Media
Kenneth Lovik	Cheryl Lipp
Vice President, Investor Relations and	First Vice President, Director of Communications
Corporate Development	(513) 979-5797
(513) 979-5837	cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com